Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of McMoRan Exploration Co. (the “Company”) for the quarter ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nancy D. Parmelee, as Senior Vice President, Chief Financial Officer and Secretary of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3 , 2005

                               /s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President,
Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.